UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023

LANDSEA HOMES CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	001-38545	82-2196021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1717 E. McKinney Street, Suite 1000 Dallas, Texas		75202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 345-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	LSEA	The Nasdaq Capital Market
Warrants exercisable for Common Stock	LSEAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01	Other Events.

As previously disclosed, on March 24, 2023, Landsea Homes Corporation (the “Company”) filed a petition (the “Petition”) in the Delaware Court of Chancery (the “Court of Chancery”) under Section 205 of the Delaware General Corporation Law to resolve potential uncertainty with respect to the Company’s authorized share capital resulting from a recent Court of Chancery ruling. The Petition sought, among other things, an order validating and declaring effective the Company’s Second Amended and Restated Certificate of Incorporation (the “New Certificate of Incorporation”), including a prior amendment thereto increasing the number of authorized shares of the Company (the “Share Increase Amendment”).

On April 13, 2023, the Court of Chancery heard and orally granted the Petition. On April 13, 2023, the Court of Chancery also issued a final order (1) validating the New Certificate of Incorporation and Share Increase Amendment, including the filing and effectiveness thereof, as valid and effective retroactive to the date of the New Certificate of Incorporation’s filing with the Office of the Secretary of State of the State of Delaware on January 13, 2021, and (2) validating and declaring effective the Company’s securities (and the issuance of the securities) described in the Petition and any other securities issued in reliance on the validity of the New Certificate of Incorporation, including the Share Increase Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSEA HOMES CORPORATION

Date: April 13, 2023	By:	/s/ Franco Tenerelli
Name: Franco Tenerelli
Title: Executive Vice President, Chief Legal Officer and Secretary